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                                                               Exhibit 23.1



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Photogen Technologies, Inc.
New Hope, PA

We hereby consent to the incorporation by reference of our report dated March 22, 2002, except for Note 11 which is as of April 8, 2002 relating to the consolidated financial statements of Photogen Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, into the Company's previously filed Form S-3, File Number 333-46394.


                                   /s/ BDO Seidman, LLP
                                       BDO Seidman, LLP

Chicago, Illinois
April 15, 2002